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                                                                   EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 17, 1995, relating to the consolidated financial statements of Gold Bancshares, Inc. and subsidiaries (now Gold Banc Corporation, Inc. and subsidiaries) and to the reference to our Firm under the heading "Experts" in the Prospectus.


Merriam, Kansas
November 12, 1996


                                       /s/ GRA Thompson, White & Co., P.C.